Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Deborah A. Wensel, Chief Financial Officer 630-574-3772

GREAT LAKES DREDGE & DOCK CORPORATION REPORTS

2008 FIRST QUARTER RESULTS

(Corrected)

Company Positioned for Continued Growth in Foreign Operations

Dredging Backlog Registers Strong Increase

Oak Brook, Illinois  — May 6, 2008  — Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) - the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition services, today reported financial results for the three months ended March 31, 2008.

Douglas B. Mackie, President and Chief Executive Officer, said, “We executed a redeployment plan during the first quarter that we believe advantageously positions our dredges for the future.  We have relocated several of our vessels to the Middle East, which will enable us to take advantage of attractive opportunities in that market and maximize our utilization rates for those vessels.

“The fact that foreign revenues increased by 29% to $32.8 million for the first quarter of 2008 despite the mobilization of our hydraulic cutterhead dredge, Texas, to the Middle East underscores the attractiveness of this market.  Once the dredges, Texas and Reem Island begin operating, we anticipate an additional increase in foreign revenues over their current robust levels.

“The domestic dredging bid market at $210 million was nearly double the market from a year ago with the increase being driven by maintenance work and the awarding of options on capital projects.  We won over 28% of this work, adding $60 million to our domestic backlog during the quarter.  As a result, our total dredging backlog at quarter-end was $300.3 million or 12% higher then this time last year.  With our increased backlog a significant portion of our dredging fleet is booked through the remainder of 2008.”

2008 First Quarter Operating Results

Revenue for the quarter ended March 31, 2008 was $135.7 million, up 7% from $126.7 million a year earlier. The 2008 first quarter activity reflected a decrease in dredging utilization which was more than offset by a sizeable contribution from the demolition unit.  The Company’s demolition business, North American Site Developers (“NASDI”), generated revenues of $35.5 million versus $11.4 million a year earlier.  NASDI has seen an increase in activity since the third quarter of 2007 and is continuing at these higher levels in 2008.  Foreign dredging operations continued to be strong, producing 33% of dredging revenues in the quarter versus 22% last year.  Beach work was down as state and local governments continue to experience delays in getting the approvals necessary to put projects out to bid.  This has become increasingly significant as these jurisdictions play a growing role in funding beach nourishment projects.  Revenues were also impacted by the mobilization to the Middle East of four dredges, in particular the dredge Texas, which has been a big contributor to the Company’s financial results in previous quarters.  In addition, as discussed below, the dredge New York was in dry dock undergoing repairs.  This dredge is currently expected to resume operation late in the second quarter.

Gross margin for the first quarter of 2008 was 8.8% versus 10.8% for the first quarter of 2007.  Gross margin was down as a result of lower utilization rates in the dredging business and a substantial amount of subcontract work in the projects that drove the increased activity in the demolition business.

Operating income in the 2008 first quarter decreased to $1.8 million from $5.7 million a year ago. This decrease was the result of the lower gross profit noted above, as well as an increase in general and administrative expenses. The higher general and administrative expenses were primarily driven by an increase in incentive pay in the demolition business as a result of its strong results and normal salary increases quarter over quarter. EBITDA (as defined below) of $9.4 million for the 2008 quarter was down 24% from $12.4 million in the previous year, as anticipated due to the mobilizations to the Middle East, the lower level of beach work going into the quarter and the impact of the temporary loss of the dredge New York.

Interest expense was $3.6 million for the first quarter of 2008, a reduction of $0.6 million from the first quarter of last year.  This savings resulted from the market value of the Company’s interest rate swap increasing by $0.6 million versus the first quarter of 2007.  The Company recognized a net loss of $1.2 million, or ($0.02) per diluted share, in the first quarter of 2008 compared with net income of $1.0 million, or $0.02 per diluted share, a year ago.

First Quarter 2008 Bid Market/Backlog

The first quarter U.S. dredging bid market of $210 million was significantly higher than the first quarter bid market in 2007 of $116 million.  This quarter’s market was driven by additional maintenance projects throughout the U.S. and the award of options on capital projects.  The Company won a 28% share of the work awarded during the first quarter of 2008.  Given the Company’s bidding success over the last few quarters, dredging backlog at March 31, 2008 totaled $300.3 million compared with $267.3 million at March 31, 2007.  Additionally, the March 31, 2008 dredging backlog does not reflect approximately $282 million of low bids pending award and additional phases (“options”) pending on projects currently in backlog.  This number consists of approximately $172 million for various projects in Bahrain, including the second phase of the Diyaar land reclamation contract, which is currently expected to be awarded this year with the balance of $110 million relating to domestic projects.  The March 31, 2007 dredging backlog excluded approximately $256 million of pending work; $156 million for work in Bahrain and $100 million of domestic work.

Demolition services backlog at March 31, 2008 was $29.2 million, compared with $15.2 million at the end of the first quarter of 2007.  Backlog for the demolition business increased significantly during the 2007 second quarter and has remained at a high level thereafter.  Increased backlog levels have translated to record revenue for the segment during the second half of last year that has continued into the first quarter of 2008.

Recent Developments

On April 29, the Company was low bidder on the Army Corps of Engineers’ Kill Van Kull Channel Project 5 for channel deepening in New York/New Jersey Harbor valued at $115.6 million.  This project is not included in the low bids and options pending amount stated for the end of the first quarter 2008 bid market.  This project is expected to commence late in the third quarter of this year.

The Company largely completed its mobilization of four dredges and attendant plant in the first quarter of 2008.  As previously mentioned three of the dredges, the Ohio, Noon Island and Reem Island, were purchased in 2007 and are being put into service on the Company’s projects in Bahrain.  The fourth dredging vessel, the Texas, was working actively prior to the move and is being re-deployed to projects in Bahrain starting in the second quarter.  Both the Ohio and the Texas are U.S. flag vessels which can be repositioned to the U.S. when the market warrants.

As of March 31, 2008, senior and subordinated debt, net of $11.5 million in cash and cash equivalents, was $193.0 million including $29.5 million of borrowings under the revolving credit facility.  At the end of the first quarter of 2008, outstanding performance letters of credit totaled $41.1 million.

Progress is continuing on the repairs to the dredge New York after it sustained extensive damage as a result of being struck by an orange juice tanker in the approach channel to Port Newark, New Jersey on January 28, 2008.   Repairs on the dredge are on schedule and are currently expected to be completed in June of 2008.  This estimated timetable allows the Company to meet its obligations under both its Newark Bay and Port Jersey contracts with the Army Corps of Engineers.  The New York is fully insured for hull, collision and pollution exposures under the insurance coverage of Great Lakes. However, insurance related to the loss of use of a vessel is not economically viable in the marine market.  Consequently we are pursuing a claim against the owner of the vessel which struck the New York, which is not currently expected to be resolved this year.

Doug Mackie concluded, “While the financial results for the first quarter were moderated by our decision to re-deploy four vessels during the period, by doing so we believe we are well positioned to maximize our returns for these vessels going forward. The increase of more than 12% in dredging backlog versus a year ago ensures that domestic dredges will operate at improved utilization rates for the balance of 2008. That combined with what we expect to be continued robust results in our international markets should position us for a strong overall performance this year.

“We are excited about the increased capabilities which recent equipment acquisitions provide.  Our decision to commit greater resources internationally has served us well and we expect it to be of significant benefit in the future as we continue to bid for attractive projects outside of the U.S.  Although we currently believe the domestic market will continue to be challenging in 2008, we hope with the recent and anticipated changes, both legislatively and administratively related to the Corps of Engineers, funding constraints will ease in 2009.”

Use of EBITDA

EBITDA, as provided herein, represents net income (loss), adjusted for net interest expense, income taxes, depreciation and amortization expense.  EBITDA should not be considered an alternative to, or more meaningful than, amounts determined in accordance with Generally Accepted Accounting Principles (“GAAP”) including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity.  As such, the Company’s use of EBITDA, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of interest expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company’s business.  For these reasons, the Company uses operating income to measure its operating performance and uses EBITDA only as a supplement.  EBITDA is reconciled to net income (loss) in the table of financial results.  (For further explanation, please consult the Company’s SEC filings.)

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, May 6 at 10:00 a.m. C.D.T.  The call in number is 877-545-1489.  The call can also be heard on the Company’s website, www.gldd.com under Events and Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.  The conference call will be available by replay for two weeks, by calling 888-203-1112 and providing passcode 4560405.

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations, averaging 23% of its dredging revenues over the last three years.  As of March 31, 2008, Great Lakes also owned an 85% interest in North American Site Developers, Inc., one of the largest U.S. providers of commercial and industrial demolition services. Additionally, the Company owns a 50% interest in a marine sand mining operation in New Jersey which supplies sand and aggregate used for road and building construction. Great Lakes has a 118-year history of never failing to complete a marine project and owns the largest and most diverse fleet in the industry, comprised of over 180 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ substantial leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2006, and in securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Revenues	$135,721	$126,732

Gross profit	11,972	13,714

General and administrative	(10,154)	(7,995)
Amortization of intangible assets	(66)	(65)

Operating income	1,752	5,654

Other income (expense)
Interest expense- net	(3,621)	(4,261)
Equity earnings in joint ventures	134	262
Minority Interest	(178)	(9)

Income (loss) before income taxes	(1,913)	1,646

Income taxes	733	(682)

Net income (loss) available to common stockholders	$(1,180)	$964

BASIC
Earnings (loss) per share	$(0.02)	$0.02
Basic weighted average shares	58,460	39,633

DILUTED
Earnings (loss) per share	$(0.02)	$0.02
Diluted weighted average shares	58,460	44,697

Great Lakes Dredge & Dock Corporation

Reconciliation of Net Income to EBITDA

(In thousands)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Net income (loss)	$(1,180)	$964
Adjusted for:
Interest expense, net	3,621	4,261
Income tax expense	(733)	682
Depreciation and amortization	7,657	6,481

EBITDA	$9,365	$12,388

Great Lakes Dredge & Dock Corporation

Supplementary financial data

(In thousands)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Net cash flows from operating activities	$5,514	$4,115